UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2011. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar's definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2011. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

    Proposal 1: To elect the following nine nominees to First Solar's board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	68,192,871	719,754	4,045,468
Robert J. Gillette	68,719,431	193,194	4,045,468
Craig Kennedy	68,726,310	186,315	4,045,468
James F. Nolan	68,466,285	446,340	4,045,468
William J. Post	65,164,144	3,748,481	4,045,468
J. Thomas Presby	67,177,290	1,735,335	4,045,468
Paul H. Stebbins	64,444,274	4,468,351	4,045,468
Michael Sweeney	65,162,609	3,750,016	4,045,468
José H. Villarreal	62,352,811	6,559,814	4,045,468

    Proposal 2: Advisory vote on executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
58,727,370	7,063,438	3,121,817	4,045,468

    Proposal 3: Advisory vote on the frequency of the advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
20,958,669	43,809	47,863,844	46,303	4,045,468

In light of the foregoing vote on Proposal 3, First Solar will hold an advisory vote on executive compensation every three years, until the next required vote on the frequency of shareholder votes on executive compensation.

    Proposal 4: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar's independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
72,516,008	408,154	33,931	—

     Proposal 5: Stockholder Proposal Regarding Arizona Immigration Reform:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
1,337,978	65,921,077	1,653,570	4,045,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 26, 2011	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary